Exhibit 99.1

TENNESSEE RV SALES AND SERVICE, LLC

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2018 AND 2017 (Unaudited)

AND THE YEAR ENDED DECEMBER 31, 2017

TENNESSEE RV SALES AND SERVICE, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

Tennessee RV Sales and Service, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tennessee RV Sales and Service, LLC (the “Company”) as of December 31, 2017, the related statements of income, changes in member’s equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

Melville, NY

February 21, 2019

F-1

TENNESSEE RV SALES AND SERVICE, LLC

BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets
Cash	$1,532,883	$1,130,397
Accounts receivable	256,888	127,941
Inventories	13,984,815	13,677,185
Prepaid expenses and other current assets	10,713	-
Total current assets	15,785,299	14,935,523
Property and equipment, net	235,367	281,242
Total assets	$16,020,666	$15,216,765

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable and accrued expenses	$675,305	$275,144
Deferred rent	20,000	38,000
Customer deposits	18,000	32,000
Bank loan	145,000	195,000
Floor plan notes payable	10,890,748	11,281,712
Total current liabilities	11,749,053	11,821,856

Commitments and Contingencies

Member’s equity	4,271,613	3,394,909
Total liabilities and member’s equity	$16,020,666	$15,216,765

See accompanying notes to financial statements.

F-2

TENNESSEE RV SALES AND SERVICE, LLC

STATEMENTS OF INCOME

			Year Ended
	Nine Months Ended September 30,		December 31,
	2018	2017	2017
	(unaudited)	(unaudited)
Revenues
New and pre-owned vehicles	$29,100,881	$22,776,976	$29,660,429
Parts, service and other	4,854,518	4,622,490	6,141,272
Total revenue	33,955,399	27,399,466	35,801,701

Cost of revenues
New and pre-owned vehicles	24,389,031	18,531,840	24,455,420
Parts, service and other	1,764,756	1,550,210	2,081,788
Total cost of revenues	26,153,787	20,082,050	26,537,208

Gross profit	7,801,612	7,317,416	9,264,493

Depreciation and amortization	54,797	54,173	71,787
Selling, general, and administrative expenses	4,910,152	4,656,407	6,283,145
Income from operations	2,836,663	2,606,836	2,909,561
Interest expense	(402,112)	(265,320)	(370,210)
Net income	$2,434,551	$2,341,516	$2,539,351

See accompanying notes to financial statements.

F-3

TENNESSEE RV SALES AND SERVICE, LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

Member’s Equity
Balance - January 1, 2017	$2,482,282
Net income	2,539,351
Distributions	(1,626,724)
Balance - January 1, 2018	3,394,909
Net income	2,434,551
Distributions	(1,557,847)
Balance - September 30, 2018 (unaudited)	$4,271,613

See accompanying notes to financial statements.

F-4

TENNESSEE RV SALES AND SERVICE, LLC

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		Year Ended December 31,
	2018	2017	2017
	(unaudited)	(unaudited)
Cash Flows From Operating Activities
Net income	$2,434,551	$2,341,516	$2,539,351
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	568	6,643	6,643
Depreciation and amortization	54,797	54,173	71,787
Gain from disposal of assets	(18,447)	-	-
Changes in operating assets and liabilities:
Accounts receivable	(129,515)	(211,724)	(94,849)
Inventories	(307,630)	(2,494,710)	(3,569,690)
Prepaid expenses and other	(10,713)	-	-
Accounts payable and accrued expenses	400,161	414,690	(284)
Deferred rent	(18,000)	38,000	38,000
Customer deposits	(14,000)	30,133	29,500
Total Adjustments	(42,779)	(2,162,795)	(3,518,893)
Net Cash Provided By (Used In) Operating Activities	2,391,772	178,721	(979,542)
Cash Flows From Investing Activities
Proceeds from disposal of property and equipment	50,217	-	-
Purchases of property and equipment	(57,607)	(7,161)	(44,900)
Net Cash Used In Investing Activities	(7,390)	(7,161)	(44,900)
Cash Flows From Financing Activities
Net (repayment) borrowings under floor plan	(390,964)	1,682,861	2,963,460
Repayment of bank loan	(50,000)	(75,000)	(100,000)
Member’s distribution	(1,540,932)	(1,426,302)	(1,461,724)
Net Cash (Used In) Provided By Financing Activities	(1,981,896)	181,559	1,401,736
Net Increase In Cash	402,486	353,119	377,294

Cash - Beginning	1,130,397	753,103	753,103
Cash - Ending	$1,532,883	$1,106,222	$1,130,397

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$443,540	$265,320	$374,739

Non-cash financing and investing activities
Company vehicle transferred to member	$16,915	$-	$-
Equity distribution for member loan receivable	$-	$-	$165,000

See accompanying notes to financial statements.

F-5

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Tennessee RV Sales and Service, LLC (“the Company” or “Tennessee RV”) is a single member LLC principally engaged in the sale and service of new and preowned recreational vehicles. The Company also operates a body shop and a parts and accessory store for recreational vehicles. Extended service contracts and financing for vehicle sales are offered by the Company through third-parties. The Company is located in Knoxville, Tennessee.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The statements of operations data for the nine-month periods ended September 30, 2018 and 2017 and the balance sheet data as of September 30, 2018 were prepared on the same basis as the audited financial statements. Our management believes that the unaudited financial statements reflect all adjustments necessary for the fair presentation of the financial condition and results of operations for such periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the write-down of inventory to lower of cost or net realizable value.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments purchased with a maturity date of three months or less to be cash equivalents. The carrying value amount approximates fair value because of the short-term maturity of these instruments. Cash consists of business checking accounts with the Company’s banks, the first $250,000 of which is insured by the Federal Deposit Insurance Corporation (the “FDIC”). There are no cash equivalents as of September 30, 2018 or December 31, 2017.

F-6

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

Accounts Receivables

The Company arranges third-party financing for customers, as is customary in this industry. Interest is not normally charged on accounts receivables. The Company establishes an allowance for doubtful accounts based on historic loss experience and current economic conditions. Losses are charged to the allowance when the Company believes that further collection efforts will not produce additional recoveries. At September 30, 2018 and December 31, 2017, an allowance for doubtful accounts is not provided since in the opinion of management, all accounts are deemed collectible.

Inventories

All inventories are valued at the lower of cost or net realizable value. The cost of new and used vehicles is determined on a specific identification basis and includes dealer preparation and service work. The cost of parts and accessories is determined using the average cost method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation is generally provided under the straight-line method over estimated useful lives. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the asset or the lease term. Upon sale or retirement of items of property and equipment, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in earnings in the period of disposition.

The useful lives of the Company’s property and equipment are as follows:

Company vehicles	5 - 10 years
Furniture and fixtures	7 - 20 years
Equipment and tools	7 - 10 years
Leasehold improvements	2.9 - 3.1 years

Impairment of Long-Lived Assets

The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value.

F-7

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

Income Taxes

Tennessee RV is organized as a sole proprietorship for income tax purposes. No income tax liability or benefit has been included in the financial statements since taxable income or loss of Tennessee RV passes through to, and is reportable by, its single principal member. The Company is responsible for the State of Tennessee Franchise and Excise taxes and these taxes are paid by the Company and are included in selling, general, and administrative expenses in the accompanying statements of income.

Revenue Recognition

The Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) fees are fixed or determinable, and (4) the collection of related accounts receivable is probable.

Revenue from the sale of vehicles is recognized on delivery, transfer of title and completion of any financing, insurance, and extended service arrangements. Revenue from parts sales and service is recognized on delivery of service or product.

Customer deposits for the purchase of vehicles are accounted for as a liability and recognized into revenue upon completion of each respective transaction.

The Company receives commissions from the sale of insurance and vehicle service contracts to customers. In addition, the Company arranges financing for customers through various financial institutions and receives commissions.

The Company records revenue net of sales tax.

Advertising

Advertising and promotion costs are charged to operations as they are incurred. The Company incurred advertising expense of $425,496, $463,512 and $667,112 during the nine months ended September 30, 2018 and 2017, and the year ended December 31, 2017, respectively.

Occupancy Costs

As a retail merchandising organization, the Company has elected to classify occupancy costs as selling, general, and administrative expense in the statements of income.

Shipping and Handling Fees and Costs

The Company reports shipping and handling costs billed to customers as a component of revenues, and related costs are reported as a component of costs applicable to revenues.

F-8

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

Retirement Benefits

Tennessee RV maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including Tennessee RV’s single member. Each participant in the 401(k) plan can elect to defer from 0% to 100% of compensation, subject to limitations under the Internal Revenue Code and Employee Retirement Income Security Act (“ERISA”). Tennessee RV may also make discretionary matching contributions in accordance with the terms of the 401(k) plan. During the nine months ended September 30, 2018 and 2017, the Company recognized $28,551 and $19,189, respectively, of 401(k) contributions which is reflected within selling, general, and administrative expenses in the statements of income. During the year ended December 31, 2017, the Company recognized $29,926 of 401(k) contributions which is reflected within selling, general, and administrative expenses in the statement of income.

Legal Proceedings

The Company may be involved in litigation and arbitration from time to time that arise in the ordinary course of business. The Company has certain insurance coverage and rights of indemnification. The Company is not aware of any pending or threatened litigation that will have a material adverse effect on the Company’s business, results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s business, results of operations, financial condition, and/or cash flows.

Fair Value of Financial Instruments

The carrying amounts of cash, receivables, accounts payable and customer deposits approximate fair value as of September 30, 2018 and December 31, 2017, because of the relatively short maturities of these instruments. The carrying amount of the Company’s bank debt (including the Company’s floor plans) approximates fair value as of September 30, 2018 and December 31, 2017, because the debt bears interest at a rate that approximates the current market rate at which the Company could borrow funds with similar maturities.

Leases

For operating leases, rent is recognized on a straight-line basis over the expected lease term, including cancellable option periods where the Company is reasonably assured to exercise the options. Differences between amounts paid and amounts expensed are recorded as deferred rent. Capital leases are recorded as an asset and an obligation at an amount equal to the present value of the minimum lease payments during the lease term. The Company does not hold any assets under capital leases as of September 30, 2018 or December 31, 2017.

Subsequent Events

Management of the Company has analyzed the activities and transactions subsequent to September 30, 2018 through the date these financial statements were issued to determine the need for any adjustments to or disclosures within the financial statements. Except as disclosed in Note 11 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would require disclosure in the financial statements.

F-9

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

Recently Issued Accounting Standards

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. As the Company is a non-public entity, ASU 2015-11 was effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the adoption of this ASU and the impact to its financial statements of results of operations.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendment addresses several specific cash flow issues with the objective of reducing the diversity in practice on how certain cash receipts and cash payments are presented and classified in the statement of cash flows. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the adoption of this ASU to materially impact its financial statements or results of operations.

F-10

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This Accounting Standards Update adds Securities and Exchange Commission (“SEC”) paragraphs pursuant to the SEC Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) meeting. The July announcement addresses Transition Related to Accounting Standards Updates No. 2014-09, Revenue from Contracts with Customers (Topic 606), and No. 2016-02, Leases (Topic 842). This Update also supersedes SEC paragraphs pursuant to the rescission of SEC Staff Announcement, “Accounting for Management Fees Based on a Formula,” effective upon the initial adoption of Topic 606, Revenue from Contracts with Customers, and SEC Staff Announcement, “Lessor Consideration of Third-Party Value Guarantees,” effective upon the initial adoption of Topic 842, Leases. The amendments in this Update also rescind three SEC Observer Comments effective upon the initial adoption of Topic 842. One SEC Staff Observer comment is being moved to Topic 842. As the Company is a non-public entity, this standard is required to be implemented effective January 1, 2019. The Company does not expect the adoption of this ASU to materially impact its financial statements or results of operations.

In November 2017, the FASB issued ASU 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the new revenue recognition standard. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018. The Company does not expect the adoption of this ASU to materially impact its financial statements or results of operations.

NOTE 3 – CONCENTRATION OF RISK

The Company finances all of its vehicle inventory with Wells Fargo Distribution Finance. Most service contracts are financed through the American Guardian Warranty Service.

The following table summarizes the Company’s vendor concentrations for inventory purchases during the nine months ended September 30, 2018 and 2017 and the year ended December 31, 2017:

	Nine Months Ended September 30,		Year Ended December 31,
	2018	2017	2017
	(unaudited)	(unaudited)
Vendor A	13%	13%	11%
Vendor B	24%	8%	11%
Vendor C	15%	19%	18%
Vendor D	23%	28%	28%
Vendor E	21%	25%	26%

NOTE 4 – ACCOUNTS RECEIVABLE

The Company recorded bad debt expense of $568 and $6,643 during the nine months ended September 30, 2018 and 2017, respectively, and recorded bad debt expense of $6,643 during the year ended December 31, 2017, which is included in selling, general, and administrative expenses on the accompanying statements of operations. The reserve for bad debts is $0 at each of September 30, 2018 and December 31, 2017.

F-11

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 5 – INVENTORIES

Inventories consist of the following components:

	September 30, 2018	December 31, 2017
	(unaudited)
New vehicles	$10,733,542	$11,465,283
Used vehicles	2,648,367	1,656,952
Parts, accessories and other	602,906	554,950
	$13,984,815	$13,677,185

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of:

	September 30, 2018	December 31, 2017
	(unaudited)
Company vehicles	$222,994	$332,229
Furniture and fixtures	243,212	244,311
Equipment and tools	106,463	65,750
Leasehold improvements	27,959	27,959
	600,628	670,249
Less: accumulated depreciation	(365,261)	(389,007)
	$235,367	$281,242

The Company recorded depreciation expense of $54,797 and $54,173 during the nine months ended September 30, 2018 and 2017, respectively, and recorded depreciation expense of $71,787 during the year ended December 31, 2017, which is included in selling, general, and administrative expenses on the accompanying statements of operations.

NOTE 7 - NOTE PAYABLE TO BANK

The Company has a note payable to a financial institution in the amount of $145,000 and $195,000 at September 30, 2018 and December 31, 2017, respectively. The note bears interest at a rate equal to the Wall Street Journal prime rate (ranging from 4.50% - 5.25% during the nine months ended September 30, 2018 and 3.75% - 4.50% during the year ended December 31, 2017) and was originally due on August 18, 2018. As of September 30, 2018 and December 31, 2017, the interest rate of the note was 5.25% and 4.5%, respectively. On August 15, 2018, the Company and the bank agreed to extend the maturity of the note payable from August 18, 2018 to August 19, 2019. The note payable was secured by substantially all assets of the Company. The note payable was repaid in full on November 19, 2018.

F-12

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

NOTE 8 - FLOOR PLAN NOTES

Floor plan notes consist of the following:

	September 30, 2018	December 31, 2017
	(unaudited)
Notes secured by new vehicles inventory - regular line of credit	$7,768,783	$8,403,519
Notes secured by used vehicles inventory - regular line of credit	528,545	-
Notes secured by Fleetwood RV products - REV Group program	2,593,420	2,878,193
	$10,890,748	$11,281,712

Interest rates on the floor plan notes are adjusted monthly based upon the one-month Libor rate. Interest rates charged on each of the floor plan notes are equal to the one-month Libor plus 2.99% for vehicles held in inventory for 1-360 days, and the one-month Libor plus 3.49% for vehicles held in inventory for more than 361 days, with the exception of notes for the purchase of new inventory from Tiffin Motor Homes. Proceeds from the regular line of credit for the purchase of new inventory from Tiffin Motor Homes, Inc. incur interest at a rate equal to one-month Libor plus 2.75% for inventory held less than 361 days, and one-month Libor plus 3.49% for inventory held longer.

The maximum amount available under the regular credit facility is $12,000,000, of which $9,600,000 is available for the purchase of new inventory and $2,400,000 is available for the purchase of used inventory. The maximum credit available under the REV Group line is $4,500,000. The REV Group credit facility may only be used for the purchase of Fleetwood RV products and includes a curtailment program that relates to the repurchase guarantee of manufacturers and the length of time units have been held in inventory.

The floor plan notes are generally due upon the sale of the related inventory. The floor plan notes are collateralized by all the assets of the Company. The loan agreement also includes the personal guaranty of the member. The floor plan notes have a one-year term, are automatically renewed from year to year, and can be terminated by either party with at least 30 days’ notice.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its dealership facilities (the “Dealership Facilities Lease”) from a company owned by the single principal member of Tennessee RV (the “Dealership Landlord”). The base term of the Dealership Facilities lease is for five years and expires on July 31, 2019, with an option to extend the lease for an additional five-year term. The lease agreement provides for base rent payments of $35,000 per month through November 30, 2017, after which base rent increased to $38,000 per month through July 31, 2019.

The Company leases ten acres of land surrounding the dealership facilities from the Dealership Landlord on a month to month basis for rent payments in the amount of $3,300 per month.

F-13

TENNESSEE RV SALES AND SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2017

The Company leases its body shop facilities from a Company in which Tennessee RV’s single principal member owns a minority interest. The base term of the lease is for five years and expires on July 31, 2019, with an option to extend the lease for an additional five-year term. The lease agreement provides for base rent payments of $11,000 per month through the base term of the lease.

The Company also leases two undeveloped parcels of real estate from the Tennessee RV’s single principal member on a month-to-month basis for rent payments in the aggregate amount of $3,000 per month.

As of December 31, 2017, future minimum payments under the Company’s operating leases are as follows:

Year Ending December 31,	Amount
2018	$614,400
2019	358,400
Total	$972,800

Rent expense related to operating leases for the nine months ended September 31, 2018 and 2017 was $499,500 and $560,500, respectively. Rent expense related to operating leases for the year ended December 31, 2017 was $728,000. Deferred rent related to operating leases was $20,000 and $38,000 as of September 30, 2018 and December 31, 2017, respectively.

NOTE 10 - OTHER RELATED PARTY TRANSACTIONS

The Company incurred $108,000, $90,000, and $156,000 of advertising expense during the nine months ended September 30, 2018 and 2017 and the year ended December 31, 2017, respectively, for services from Double Down Motor Sports, LLC. The Company also incurred $100,000 and $100,000 of advertising expense during the nine months ended September 30, 2017 and the year ended December 31, 2017, respectively, for services from Fans of the Mountain. Both Double Down Motor Sports, LLC and Fans of the Mountain are owned by Tennessee RV’s single principal member.

NOTE 11 – SUBSEQUENT EVENTS

Sales of Assets

On December 6, 2018, substantially all the operating assets and liabilities including the Company name, of the Company were sold to Lazydays Holdings, Inc., pursuant to an asset purchase agreement dated October 22, 2018. The assets and liabilities sold by the Company to Lazydays Holdings, Inc. consisted primarily of inventory, accounts receivable, equipment, accounts payable, floor plan liabilities, and the certificates, permits, assigned leases, approvals and licenses pertaining to the dealership properties. Subsequent to the sale, the Company caused being an operating Company.

The total consideration was approximately $24,700,000 consisting of cash of approximately $9,000,000, the acquisition of the floor plan liabilities of approximately $11,600,000, and a note payable issued to the member of the Company of approximately $4,100,000.

F-14